Exhibit 10.10

5/10/08

Good morning, Thomas.

Below is a note memorializing your short-term credit line extended to the Company. Please sign and date as indicated below. Thanks so much for your help!

PROMISSORY NOTE

This note evidences a provision of a line of credit of a maximum of twenty thousand dollars ($20,000) for the benefit of Home School, Inc, a Delaware ‘C’ Corporation from Thomas Morrow of Arlington Heights, IL. It is a short-term credit line of 90 days duration or less.

If the loan is repaid in a timely manner, no interest shall adhere. It the loan is still outstanding as of 12/31/08, it shall bear interest in cash at the rate of 1% per month from that date forward.

The debt shall be repaid with all due speed and no prepayment penalty shall adhere if Home School, Inc. repays it sooner than anticipated.

This debt is unsecured and confers no standing superior to other creditors.

Signed this day, May 10, 2008

/s/ Thomas Morrow	/s/ Thomas Morrow
Thomas Morrow, CEO Home School, Inc	Thomas Morrow